UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2019 (May 16, 2019)
OBALON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-37897	20-1828101
(Commission File Number)	(IRS Employer Identification No.)

5421 Avenida Encinas, Suite F Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)
(844) 362-2566
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OBLN	The NASDAQ Stock Market LLC (NASDAQ Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Kelly Huang, age 50, has notified the Board of Directors of Obalon Therapeutics, Inc. (the “Company”) of his resignation from his position as President and Chief Executive Officer, effective May 20, 2019 (the “Effective Date”). In connection with Mr. Huang’s termination of his employment with the Company as of the Effective Date, Mr. Huang is expected to continue to serve as a consultant to the Company.
Also effective as of May 20, 2019, William Plovanic has been promoted to President and will retain his title as Chief Financial Officer. Mr. Plovanic was also appointed to serve as a Class I director on the Board. Information regarding Mr. Plovanic’s background, business experience, compensation and any related party transactions appears in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on April 30, 2018 under Item 10. “Executive Officers,” Item 11. “Executive and Director Compensation,” and Item 13. “Certain Relationships and Related Party Transactions,” which information is incorporated herein by reference. There are no family relationships between Mr. Plovanic and any of the Company’s directors or executive officers.
Andy Rasdal will continue to serve as Executive Chairman.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBALON THERAPEUTICS, INC.

Date: May 22, 2019	By:	/s/ William Plovanic
William Plovanic
Chief Financial Officer